UHY LDMB Advisors Inc.  Chartered Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Race World International, Inc.


We hereby consent to the inclusion in Amendment No. 2 to Form S-1
Registration Statement under the Securities Act of 1933 (relating to the registration of an aggregate 41,900,000 common shares of the company) of our report dated February 14, 2008 relating to the financial statements of Race World International, Inc. for the period ended December 31, 2007.


We also consent to the reference in Amendment No. 2 to Form S-1 of our Firm under the heading "Experts".




/s/ UHY LDMB Advisors Inc.
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UHY LDMB Advisors Inc.

Chartered Accountants
Surrey, British Columbia

May 29, 2008